3rd Quarter Earnings Conference Call
October 29, 2010

Some of the statements contained in today’s presentation are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by the Private Securities Litigation
Reform Act of 1995. These statements include declarations regarding Pepco Holdings’ intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,”
“anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Any forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause PHI’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond Pepco Holdings’ control and may cause actual results to differ materially from those contained in forward-looking statements: prevailing governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities, and the recovery of purchased power expenses; changes in and compliance with environmental and safety laws and policies; weather conditions;
population growth rates and demographic patterns; general economic conditions, including potential negative impacts resulting from an economic downturn; changes in tax rates or policies or in rates of inflation; changes in accounting standards or practices;
changes in project costs; unanticipated changes in operating expenses and capital expenditures; the ability to obtain funding in the capital markets on favorable terms; rules and regulations imposed by Federal and/or state regulatory commissions, PJM, the
North American Electric Reliability Corporation and other applicable electric reliability organizations; legal and administrative proceedings (whether civil or criminal) and settlements that influence PHI’s business and profitability; pace of entry into new markets; volatility in customer demand for electricity and natural gas; interest rate fluctuations and credit and capital market conditions; and effects of geopolitical events, including the threat of domestic terrorism. Any forward-looking statements speak only as to the date of this presentation and Pepco Holdings undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Pepco Holdings to predict all such factors, nor can Pepco
Holdings assess the impact of any such factor on Pepco Holdings’ business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing review of factors should not be construed as exhaustive. Readers are referred to the most recent reports filed with the Securities and
Exchange Commission.
Safe Harbor Statement

(Millions of Dollars)	Pepco MD Electric Rate Case Final Position	Approved
Date	5/21/10	8/6/10
Rate Base	$924.1	$906.0
Equity Ratio	48.73%	48.87%
Return on Equity	10.75%	9.83%
Revenue Requirement	$28.2	$7.8
Residential Total Bill % Increase		0.5%
New Rates Effective		7/29/10

Maryland Order Summary

– Revenue requirement – final position	$28.2
Reduce ROE to 9.83%	(7.0)
Denial of post test year expenses and other items	(7.0)
Depreciation/amortization related (no earnings impact)	(6.4)
– Revenue increase per order	$7.8

Application for Rehearing filed 9/2/10	**Revenue Impact**
– Request corrections to formulas calculating annual cost of removal	$4.7
– Reconsider proposed ratemaking adjustments for reliability expenditures	$2.3
– Reconsider proposed ratemaking adjustments for Enhanced Vegetation Management costs	$1.5

Distribution Rate Case -
Pepco Maryland Decision

(Millions of Dollars)	DPL DE Electric Case - Docket 09-414 DPL [(1)]	Hearing Examiner	Staff [(1)]	DPA [(1)(4)]
Adjusted Rate Base	**$461.3**	**$427.3 [(3)]**	**$427.9**	**$401.7**
Equity Ratio	**47.52%**	**47.52%**	**47.52%**	**47.52%**
Return on Equity [(2)]	**10.75%**	**8.50%**	**8.50%**	**7.52%**
Revenue Requirement	**$24.2**	**$6.3[(3)]**	**$6.4**	**($4.6)**
Revenue Requirement Equating to 25 Basis Point Change in ROE	**$0.9**

Note: See Safe Harbor Statement at the beginning of today’s presentation.
(1) Brief filing position
(2) Recommended return on equity without revenue decoupling is 11.00% for DPL, 9.50% for Hearing
 Examiner and Staff and 9.58% for DPA
(3) Company calculation
(4) Division of Public Advocate
Commission expected to consider case at
meeting scheduled for November 10, 2010
Distribution Rate Cases - Pending
Delmarva Power - Electric

DPL DE Gas Case - Docket 10-237		
	DPL [1]	Staff	DPA [2]
Adjusted Rate Base	$238.7	TBD	$202.6
Equity Ratio	48.28%	48.28%	48.28%
Return on Equity	11.00% [3]	8.25%	7.17%
Revenue Requirement	$10.2	TBD	($4.7)
Revenue Requirement Equating to 25 Basis Point Change in ROE	$0.5		

	Procedural Schedule
Initial Filing Date	7/2/10
Staff/DPA Testimony	10/28/10
Rebuttal Testimony	12/1/10
Evidentiary Hearings	1/18 – 1/19/11
Initial Briefs	2/7/11
Reply Briefs	2/16/11
Expected Timing of Decision	April 2011

Note: See Safe Harbor Statement at the beginning of today’s presentation.
(1)  Current filed position as of 10/11/10
(2)  Division of Public Advocate
(3) Recommended return on equity position without revenue decoupling is 11.25%
• Interim rate increase of $2.5 million
 put into effect August 31, 2010,
 subject to refund
• Balance of requested increase may
 be put into effect February 2, 2011,
 subject to refund
Distribution Rate Cases - Pending
Delmarva Power - Gas

Distribution Rate Cases -
The Next Cycle
Note: See Safe Harbor Statement at the beginning of today’s presentation.
• Preliminary Filing Cycle   Tentative Filing Date
 – Delmarva Power MD   Late 2010/Early 2011
 – Pepco MD      Spring 2011
 – Pepco DC      Summer 2011
 – Atlantic City Electric NJ   Summer 2011
 – Delmarva Power DE - Electric  Summer 2011
 – Delmarva Power DE - Gas   Early 2012
• Filing cycle may be altered by financial projections and other considerations

2008 A	2009 A	2010 F	2011	2012	2013	2014	2015	2016	TOTAL [2]
Previous Forecast										
Delmarva Power	$1	$8	$17	$117	$116	$183	$176	$55	–	$673
Pepco	5	22	7	129	201	114	70	–	–	548
TOTAL	$6	$30	$24	$246	$317	$297	$246	$55	–	$1,221
Current Forecast [1]										
Delmarva Power	$1	$8	$12	$51	$146	$138	$74	$60	–	$490
Pepco	5	22	18	112	216	166	139	45	8	731
TOTAL	$6	$30	$30	$163	$362	$304	$213	$105	$8	$1,221
Increase/(Decrease)	–	–	$6	($83)	$45	$7	($33)	$50	$8	–

(Millions of Dollars)
(1) Reflects current June 2015 in-service date
(2) Shift of $183 million of construction expenditures from Delmarva Power to Pepco in the current forecast is based on the final route selected for the Chesapeake Bay crossing
Note: See Safe Harbor Statement at the beginning of today’s presentation.
MAPP Construction Expenditures -
Revised for 2015 In-Service Date

Pepco		Delmarva Power		Atlantic City Electric
	DC	MD	MD	DE	NJ
Decoupling	Implemented November 2009	Implemented June 2007	Implemented June 2007	To be implemented following resolution of the electric distribution base rate case, 4Q2010*	Filed request for approval, August 2009
Forecasted 2010 % of Distribution Revenue	24%	42%		13%	21%
Advanced Metering Infrastructure	Meter installation underway (to be completed 4Q2011), regulatory asset approved	Meter deployment approved (subject to implementation of PSC-approved customer education/communication plan), regulatory asset approved	Meter deployment pending (subject to PSC approval of adjusted business case and implementation of PSC-approved customer education/ communication plan)	Meter installation underway (to be completed 1Q2011), regulatory asset approved	Deferred
Energy Efficiency and Demand Response Programs	Demand response proposal pending. Sustainable Energy Utility (SEU) to be established for energy efficiency	Demand response and energy efficiency programs approved, recovery through a surcharge	Demand response and energy efficiency programs approved, recovery through a surcharge	Demand response approved as part of AMI. Energy efficiency managed by SEU	Demand response programs approved, recovery through a surcharge
Innovative rate structure	Dynamic pricing proposals pending	Critical Peak Rebate form of dynamic pricing approved	Critical Peak Rebate form of dynamic pricing approved pending AMI deployment authorization.	Dynamic pricing proposals pending	Deferred

Combines smart grid technology with energy efficiency programs to help customers control their energy use and cost, while providing earnings potential for the Company
*   DPL - DE Gas decoupling to be implemented following base rate case decision expected in April 2011
Note: See Safe Harbor Statement at the beginning of today’s presentation.
Blueprint - Project Status by Jurisdiction

BWI Thurgood Marshall Airport Project
• Project
 – PES will implement 13 energy conservation
 measures
 – The scope covers 30 airport buildings, including the
 main terminal (9 million square feet)
 – Installation of more than 1 acre of solar power
 generation equipment
• Construction schedule
 – Construction began in September 2010; estimated
 completion is December 2011
PES signed a $21 million energy performance contract
with the Maryland Aviation Administration (MAA) for the
BWI Thurgood Marshall Airport in Maryland
The project allows MAA to beat its 15% energy
reduction goal set by the EmPOWER Maryland Initiative
Note: See Safe Harbor Statement at the beginning of today’s presentation.

Net Earnings from Continuing Operations (Millions of dollars)		Three Months Ended September 30,		Nine Months Ended September 30,
		2010	2009	2010	2009
Reported (GAAP) Net Earnings from Continuing Operations		$21	$104	$125	$184
Special Items:
•	Debt extinguishment costs, including treasury lock hedge	81	-	81	-
•	Restructuring charge	8	-	8	-
•	Effects of Pepco divestiture-related claims	6	-	6	-
•	Mirant bankruptcy settlement (net of customer sharing)	-	(16)	-	(24)
•	Maryland income tax benefit, net of fees	-	(11)	-	(11)
Net Earnings from Continuing Operations, Excluding Special Items		$116	$77	$220	$149
Earnings per Share from Continuing Operations		Three Months Ended September 30,		Nine Months Ended September 30,
		2010	2009	2010	2009
Reported (GAAP) Earnings per Share from Continuing Operations		$0.09	$0.47	$0.56	$0.84
Special Items:
•	Debt extinguishment costs, including treasury lock hedge	0.36	-	0.36	-
•	Restructuring charge	0.04	-	0.04	-
•	Effects of Pepco divestiture-related claims	0.03	-	0.03	-
•	Mirant bankruptcy settlement (net of customer sharing)	-	(0.07)	-	(0.11)
•	Maryland income tax benefit, net of fees	-	(0.05)	-	(0.05)
Earnings per Share from Continuing Operations, Excluding Special Items		$0.52	$0.35	$0.99	$0.68
Reconciliation of GAAP Earnings to
Earnings Excluding Special Items

3rd Quarter	Sept. 30 YTD
2009 Earnings Per Share from Continuing Operations, excluding special items*	**$0.35**	**$0.68**
Power Delivery		
Distribution Revenue – Rate Increases	0.04	0.08
Distribution Revenue – Weather	0.04	0.05
Distribution Revenue – Other (customer usage/growth)	0.01	0.05
Network Transmission Revenue	0.03	0.07
ACE Basic Generation Service (primarily unbilled revenue)	0.01	0.04
Operation and Maintenance Expense	(0.02)	(0.04)
Depreciation	(0.01)	(0.03)
Income Tax Adjustments	(0.01)	(0.07)
Other	0.01	0.04
Pepco Energy Services	(0.03)	(0.01)
Other Non-Regulated	0.01	(0.01)
Corporate and Other		
Income Tax Adjustments	0.06	0.12
Interest Expense	0.03	-
Other	-	0.02
2010 Earnings Per Share from Continuing Operations, excluding special items*	**$0.52**	**$0.99**

* See GAAP reconciliation on slide 9
Financial Performance - Drivers

$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
2010E
2010E
2011E

Earnings Guidance and Outlook
Earnings Per Share Ranges
$1.10 - $1.30
$0.80 - $0.95
Original
Guidance
Outlook
Reflects earnings per share from ongoing operations
(GAAP results excluding special, unusual or extraordinary items)
Note: See Safe Harbor Statement at the beginning of today’s presentation.
$1.00 - $1.10
Revised
Guidance
The revised guidance range represents:
• Strong Power Delivery operating
 performance through the first nine
 months of 2010
• The impact of hot summer weather on
 electric distribution revenue in certain
 jurisdictions
• Partially offset by the effects of a
 much higher level of storm activity in
 2010, compared to 2009

Amount ($MM)
As of December 31, 2009
800
700
600
500
400
300
200
100
0
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Long-Term Debt Maturities
(Excludes ACE Securitization Debt)

Amount ($MM)
Projected at December 31, 2010
800
700
600
500
400
300
200
100
0
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Long-Term Debt Maturities
(Excludes ACE Securitization Debt)

Pepco Holdings Inc
Atlantic City Electric
Delmarva Power & Light
Potomac Capital Invt Corp
Potomac Electric Power
Pepco Energy Services

Note: See Safe Harbor Statement at the beginning of today’s presentation.
PHI Debt Refinancing
• On October 1, 2010, PHI issued $250 million of 2.7% notes due October 1, 2015
• A portion of proceeds was used on October 13, 2010 to repurchase $40 million of 6.125% notes due
 2017
• Remaining proceeds will be used in November 2010 to redeem $200 million of 6.0% notes due 2019 and $10 million of 5.9% notes due 2016
• Annual earnings impact, beginning in 2011, is lower interest expense of approximately $0.02 per share